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                                  BORDEN FOODS

The objective of the Borden Foods management incentive compensation plan is to reaffirm the interest of the enterprise as a whole over short term self-interest while optimizing the "whole system" versus sub-optimizing the pieces.

TARGET INCENTIVE

Each participant will have a target incentive opportunity, stated as a percentage of salary (on December 31 of the plan year). Actual financial performance of Borden Foods and contribution to three critical areas will determine if awards are paid at, above, or below the established target incentive opportunity.

BORDEN FOODS CORPORATION FINANCIAL PERFORMANCE

The financial performance of the target incentive for BFC is based on an actual EBITDA (Earnings before interest and taxes, plus depreciation and amortization) performance compared to the established EBITDA budget.

               MANAGEMENT INCENTIVE PROGRAM - DETAILED INFORMATION
               ---------------------------------------------------

                                TARGET INCENTIVE

The annual target incentive opportunity for each participant is stated as a percentage of salary (on December 31 of the plan year). Actual financial performance and individual contribution to the BFC transformation process will determine if awards are paid at, above or below the established target incentive opportunity. .

                    Example:
                    Salary:                          $70,000
                    Annual Incentive Target:         20%
                    Incentive Target:                $14,000 (20% of $70,000)

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                            BFC FINANCIAL PERFORMANCE

The financial performance portion of the target incentive for BFC is based on an established EBITDA budget which is defined as earnings before interest and taxes, plus depreciation and amortization. A financial performance award is paid only if actual EBITDA reported is at least 80% of the established Borden, Inc. EBITDA budget. If actual financial performance is at 120% of EBITDA budget, the maximum financial performance award will be paid.

DETERMINING FINANCIAL AWARD BASED ON EBITDA

The primary basis for determining the financial award will be actual EBITDA relative to the approved EBITDA budget. EBITDA has been selected because it provides a measure of earnings that reflects performance of our business on a day-to-day basis, since it excludes financing and tax considerations.

The following procedures will be followed in determining the financial performance award based on EBITDA:

          - EBITDA will be adjusted for accounting policy changes dictated by the U.S. Securities and Exchange Commission
                    (SEC), the U.S. Financial Accounting Standards Board (FASB) or the Borden, Inc. Chief Financial Officer.

          - Special situations such as a provision for the sale or closing of a plant or business may be proposed for exclusion.

The relationship between the incentive pool relative to actual EBITDA performance is as follows:

STRIKE POINTS         ACTUAL EBITDA DEVIATION                 PERCENT OF TARGET AWARD
                            FROM BUDGET                                EARNED
Minimum               EBITDA underachieved by                 50% of Target Award
                      $20 million

Target                EBITDA at budget                        100% of Target Award

Maximum               EBITDA overachieved by                  200% of Target Award
                      $20 million


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         -        If the EBITDA budget is achieved, the financial performance award at the target incentive level will be paid.

         - If the EBITDA budget is under achieved by more than $20 million, no incentive awards will be paid.

         - If the EBITDA budget is under achieved by $20 million, 50% of the total MIP participants' incentive target will be paid.

         - If EBITDA is over achieved by $20 million, 200% of total MIP participants' incentive targets will be paid.

         - Based on actual EBITDA performance compared to the EBITDA budget established for BFC, the incentive award pool will be interpolated when performance is between minimum under achievement by $20 million) and target (100%), or target (100%) and maximum (over achievement by $20 million) performance based on the above table.

                           Example:

                           Actual EBITDA Performance:  $60.4 million (halfway
                                                       between EBITDA budget
                                                       and maximum)

                           Incentive Level:            150% (halfway between
                                                       target and maximum
                                                       opportunity)

                           Incentive Pool:             150% of the total
                                                       participants'
                                                       incentive targets

INDIVIDUAL PERFORMANCE

Each individual participant will be evaluated on three criteria:

- Achievement of 1996 business or functional objectives in support of BFC attaining financial EBITDA goals

-         Support of the BFC transformation process

- Support of the BFC transformation process of the organization to the next level.

Each participant will be measured using the performance rating scale below which is aligned with performance rating percentage


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
PERFORMANCE                    GUIDELINE
   RATING                      PERCENTAGE

         <2                         0%
          2                        50%
          3                        100%
          4                        150%
          5                        200%


Any performance ratings between the points indicated above will be interpolated.

Once an individual's performance has been rated on all three criteria using the above scale, then a weighted average performance will be calculated by summing the three ratings and dividing by three.

                  Example:
                  Objective criteria:                                  Performance Rating:
                  Support of achieving EBITDA Goal                              3
                  Support of Transformation process                             4
                  Support of Transformation to next level                       4

                  Weighted average performance                                  3.67

Using the weighted average performance rating, and the guideline percentages, the weighted average performance rating will be translated to an incentive percentage which when multiplied by the incentive target will give a preliminary payout.

                  Example:
                  Weighted average performance                3.67
                  Incentive percentage                        133% (2/3 between 100% for 3 performance
                                                              and 150% for 4 performance
                  Incentive target                            $14,000 (20% of $70,000)
                  Preliminary Payout                          $18,620 (133% of $14,000)

ADJUSTING THE PRELIMINARY PAYOUTS

The overall incentive pool available for payouts to individuals is limited by BFC financial performance compared to budget. Once the preliminary payouts are determined for each participant, it is likely that the sum of the preliminary payouts will either exceed or fall below the established incentive pool.


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The total preliminary payout for all MIP participants will be divided by the total MIP participants incentive target to obtain an adjustment factor.

All individual preliminary payouts will be multiplied by the adjustment factor to realign awards with the total incentive target pool.

                  Example:
                  Individual Preliminary Payout                        $18,620
                  Total Preliminary payout                             $1,050,000
                  Total incentive target                               $1,000,000
                  Adjustment factor                                    95.2%
                  Adjusted Individual Payout                           $17,726 ($18,620 times 95.2%)


TOTAL AWARD

Based on actual BFC financial performance versus EBITDA budget, the total incentive pool will be established as outlined previously. Once the percent of target award earned has been determined, the adjusted individual payout will be multiplied by the percent of target award earned to calculate the final payment.

                  Example:
                  BFC Actual performance:                              $60.4 million
                  Incentive level                                      150%
                  Individual Incentive Payment                         $26,589

                            ADMINISTRATIVE GUIDELINES
                            -------------------------

1.  Base Salary for Bonus Calculations
    ----------------------------------

         December 31, 1996 Annual Base Salary will be used to calculate the incentive

2.  Eligibility

         To be eligible to receive an incentive award under the program, you must be an active associate as of the end of the measurement period (i.e., December 31, 1996). The only exceptions to this rule are detailed below under item number 5.

3.  Pro-Rata Eligibility

         Where incentives are to be paid for partial periods, the incentive will be calculated on a pro-rata basis. Eligibility for pro-rata payments is detailed in items number 4, 5, and 6 below. Pro-rata


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         calculations will be done on whole months only.

4.  New Hires, Transfers or Promotions During the Incentive Period
    --------------------------------------------------------------

         For New Hires or participants added to the Plan, the bonus will be calculated on a pro-rated basis from the date of hire, but only in whole months.

         For Promotions and Transfers, the bonus will be pro-rated from the date of promotion or transfer in whole months. This pro-ration will apply to both changes in target incentive percentage and to changes in goals.

         For all pro-rations under this item, effective dates as of the first through the fifteenth of the month will count the full month. Effective dates as of the sixteenth through the last day of the month will not include that month in the pro-ration calculation.

5.  Termination During the Incentive Period
    ---------------------------------------

         If it is a Voluntary Termination, no bonus will be earned.

         If it is an Involuntary Termination due to unsatisfactory performance or cause, no bonus will be earned. Note: Achieving business results at the expense of violations of laws, regulations or business ethics or allowing any individuals to behave in this manner will be considered cause for termination.

         If it is an Involuntary Termination due to job elimination or reorganization, the bonus will be paid, if earned, on a pro-rated basis as of the termination date. Termination effective on the first through the fifteenth of the month will not include the termination month in the pro-rata calculation. Terminations effective on the sixteenth through the last day of the month will include the termination month in the pro-rata calculation. Payments will be made at the same time as they are made to participants who continue to work for the Company through the end of the year.

6.  Death or Disability During the Incentive Period
    -----------------------------------------------

         The incentive earned as of the date of death will be paid, on a pro-rated basis, to the estate of the participant at the same time payments are made to associates who continue to work for the Company through the end of the year.

         Disabilities of 30 days or less will not have an impact on the participant's ability to continue to be eligible for an incentive.

         If a disability lasts more than 30 days, then the incentive will be earned only for the period worked. The period worked will be determined on a pro-rated basis up until the date of disability and from the date of return to work. The pro-ration will operate in whole months where the first through the fifteenth as the date of disability will not count the month and the sixteenth through the end of the month as the date of disability will count the month; and where the first through the fifteenth as the date of return to work will count the month and the sixteenth through the end of the month as the date of return to work will not count the month. Incentive payments will be


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         made at the same time as they are made to participants who work full-time for the Company through the end of the year.

7.  Adding Participants to the Plan
    -------------------------------

         New participants will be added to this program during the year as recommended by members of the Senior Management Team and reviewed and approved by Vice President Human Resources, BFC and the Chief Executive Officer. The criteria for participation will be based on both similar job classification as the list of current participants in this program and a responsibility level commensurate with the participant's ability to influence goal outcomes. Approval will be required for both the addition of a participant to the program and the proposed participant's target incentive level.

8.  Timing of Payments
    ------------------

         Bonus awards will be paid as quickly after the end of 1996 as possible. Financial results will need to be finalized as appropriate by the Borden, Inc. Controller and the independent auditors before bonuses can be calculated and paid.

9.  Financial Adjustments
    ---------------------

         Actual financial results as reported on a GAAP basis will be utilized for incentive award calculation with the following exceptions:

         - Special situations, such as a provision for the sale or closing of a plant or business, may be proposed for exclusion IF THE PROPOSAL IS PRESENTED WHEN THE CHARGE IS TAKEN. Exclusions will need to be approved by the Borden, Inc. Chief Executive Officer and Chief Financial Officer.

         - Accounting policy changes dictated by the U.S. Securities and Exchange Commission (SEC), the U.S. Financial Accounting Board
                  (FASB), or the Borden, Inc. Chief Financial Officer may be proposed for exclusion IF THE PROPOSAL IS PRESENTED WHEN THE CHANGE IS MADE. Exclusions will need to be approved by the Borden, Inc. Chief Executive Officer and Chief Financial Officer

         - If earnings were achieved in ways that are considered undesirable (such as reducing budgeted advertising expenditures where this would hurt the business), an adjustment may be made at the discretion of the Borden, Inc. Chief Executive Officer.

10.  All Plan Payments Subject to Discretion
     ---------------------------------------

         Notwithstanding the attainment of financial results, or part or all of the goals, all awards under the Plan are subject to the approval of the Chief Executive Officer of Borden, Inc.